TWIN VEE POWERCATS, INC.
3101 S. U.S. Highway 1
Fort Pierce, Florida 34982

SUMIT A PROXY TO VOTE BY INTERNET
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on , 2022. Go to . Click on Proxy Voter Login and log-on using the below control number.

CONTROL #
SUBMIT A PROXY TO VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON
If you would like to vote in person, please attend the special meeting to be held at on , 2022 at (local time).

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope
Special Meeting Proxy Card – Twin Vee Powercats, Inc.

DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPSALS 1AND 2

(1) Adoption and approval of the Agreement and Plan of Merger between Twin Vee Powercats, Inc. and Twin Vee PowerCats Co.:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(2) To adjourn the Twin Vee Powercats, Inc.'s special meeting, if necessary, if a quorum is present , to solicit additional proxies if there are not sufficient votes to approve the Agreement and Plan of Merger :

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date ________________ **Signature** ____________________________ **Signature, if held jointly** ____

To change the address on your Account, please check the box at the right and indicate your new address ☐

TWIN VEE POWERCATS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder hereby appoints Joseph Visconti and Glenn Sonoda, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TWIN VEE POWERCATS, INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at A.M., local time, on , 2022, at , and any adjournment or postponement thereof.
Continued to be signed on reverse side